As filed with the Securities and Exchange Commission on August 9, 2012 Registration No. 333_____
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	43-1706529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 North Meramec
Clayton, Missouri 63105
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Enterprise Financial Services Corp Stock Plan for Non-Management Directors
(Full title of the plan)

Copy to:

Frank H. Sanfilippo Chief Financial Officer Enterprise Financial Services Corp 150 North Meramec Clayton, Missouri 63105 (314) 725-5500	Phillip R. Stanton, Esq. Greensfelder, Hemker & Gale, P.C. 10 South Broadway, Suite 2000 St. Louis, Missouri 63102 (314) 241-9090
(Name, address and telephone number of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01	100,000(3)	$12.205	$1,220,500	$139.87

1 Pursuant to Rule 416, this registration statement covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any similar transaction effected without receipt of additional consideration, which results in an increase in Registrant's outstanding shares of Common Stock.
2 Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee and based upon the average of the reported high and low sale prices on August 3, 2012.
3 An aggregate of 200,000 shares of common stock, par value $0.01 per share, of Enterprise Financial Services Corp may be offered or issued pursuant to the Stock Plan for Non-Management Directors, (a) 100,000 of which were previously registered on Form S-8 (File No. 333-136230) and (b) 100,000 of which are being registered on this Form S-8.

EXPLANATORY NOTE

On August 2, 2006, Registrant filed a Form S-8 Registration Statement (File No. 333-136230) (the “2006 Registration Statement”) registering 100,000 shares of common stock, par value $.01 per share (“Common Stock”), of Registrant, available for issuance pursuant to awards under Registrant's Stock Plan for Non-Management Directors (as amended, the “Plan”).

This Registration Statement is being filed pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 100,000 shares of Common Stock in connection with an amendment of the Plan, as approved by Registrant's shareholders at Registrant's annual meeting held on June 4, 2012. The 2006 Registration Statement is hereby incorporated by reference.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

  The following documents are hereby incorporated by reference into this registration statement:
(a)           Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2012, which contained audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.
(b)     Registrant's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended March 31, 2012 filed on May 8, 2012 and the quarter ended June 30, 2012 filed on August 8, 2012;
(c)          All other reports filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the

Annual Report on Form 10-K referred to in paragraph (a) above, including without limitation all Current Reports on Form 8-K filed by Registrant with the Commission since such date.
(d)          The description of Registrant's common stock, which is contained in a registration statement filed on Form S-1, by Registrant with the Commission on October 24, 1996, registration number 333-14737.
          In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.
          The Exhibits to this registration statement are listed in the Index to Exhibits which immediately follows the signature pages hereto.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on August 9, 2012.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Frank H. Sanfilippo
Frank H. Sanfilippo
Chief Financial Officer

POWER OF ATTORNEY
We, the undersigned directors and officers of Enterprise Financial Services Corp (the “Corporation”) and each of us, do hereby constitute and appoint Peter F. Benoist and Frank H. Sanfilippo, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations thereunder, in connection with this registration statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement; and we do hereby ratify and conform all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter F. Benoist	President and Chief Executive Officer and Director	August 9, 2012
Peter F. Benoist

/s/ James J. Murphy, Jr.	Chairman of the Board of Directors	August 9, 2012
James J. Murphy, Jr.

/s/ John S. Eulich	Director	August 9, 2012
John S. Eulich

/s/ William H. Downey	Director	August 9, 2012
William H. Downey

/s/ Robert E. Guest, Jr.	Director	August 9, 2012
Robert E. Guest, Jr.

/s/ Lewis A. Levey	Director	August 9, 2012
Lewis A. Levey

/s/ Birch M. Mullins	Director	August 9, 2012
Birch M. Mullins

/s/ John M. Tracy	Director	August 9, 2012
John M. Tracy

/s/ Sandra A. Van Trease	Director	August 9, 2012
Sandra A. Van Trease

/s/ Michael A. DeCola	Director	August 9, 2012
Michael A. DeCola

/s/ Brenda D. Newberry	Director	August 9, 2012
Brenda D. Newberry

/s/ Judith S. Heeter	Director	August 9, 2012
Judith S. Heeter

INDEX TO EXHIBITS

Exhibit No.	Description

4.1**
Enterprise Financial Services Corp Stock Plan for Non-Management Directors (incorporated herein by reference to Appendix A to Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2012).

4.2**	Certificate of Incorporation of Registrant, (incorporated herein by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-1 filed on December 19, 1996 (File No. 333-14737)).

4.3**
Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-8 filed on July 1, 1999 (File No. 333-82087)).

4.4**	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the period ending September 30, 1999).

4.5**	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 99.2 to Registrant's Current Report on Form 8-K filed on April 30, 2002).

4.6**	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Appendix A to Registrant's Proxy Statement on Form 14-A filed on November 20, 2008).

4.7**
Certificate of Designations of Registrant for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated December 17, 2008 (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on December 23, 2008).

4.8**	Bylaws of Registrant, as amended, (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on October 2, 2007).

5.1*	Opinion of Greensfelder, Hemker & Gale, P.C.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Greensfelder, Hemker & Gale, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (contained on signature page)

* Filed herewith
** Previously Filed